As filed with the Securities and Exchange Commission
                                on June 14, 1996
                                                     Registration No. __________
___________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Kerr-McGee Corporation
             (Exact name of registrant as specified in its charter)

                   Delaware                         73-0311467
         (State or other jurisdiction of         (IRS Employer
          incorporation or organization)         Identification No.)

                               Kerr-McGee Center
                         Oklahoma City, Oklahoma 73125
                                 (405) 270-1313
          (Address, including zip code and telephone number, including area code of registrant's principal executive offices)

               KERR-McGEE CORPORATION LONG TERM INCENTIVE PROGRAM
                            (Full Title of the Plan)

                                F. A. McPherson
                             Kerr-McGee Corporation
                               Kerr-McGee Center
                         Oklahoma City, Oklahoma 73125
                                 (405) 235-1313
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

                             Proposed       Proposed
    Title of                 Maximum        Maximum
    Securities   Amount      Offering       Aggregate      Amount of
    To Be        To Be       PricePer       Offering       Registration
    Registered   Registered  Share*         Price*         Fee

    Common Stock,
    $1.00 Par Value
    Per Share    950,000shs  $58.0625       $55,159,375    $19,020.47

         *Estimated for calculation of registration fee only, pursuant to Rule 457(h), on the basis of the average of the high and low prices at which sales of securities of the same class were reported on the New York Stock Exchange composite tape on June 10, 1996.

This Registration Statement covers an additional 950,000 shares of the Common Stock, $1.00 par value per share ("Common Stock") of Kerr-McGee Corporation ("Company") to be issued under the Company's Long Term Incentive Program ("Plan"). Common Stock to be issued under the Plan has previously been registered on Form S-8 filed with the Securities and Exchange Commission on September 22, 1988 (Registration No. 33-24274) amended by Post-Effective Amendment No. 1, filed on March 8, 1990 and Form S-8 filed with the Securities and Exchange Commission on November 5, 1993 (Registration No. 33-50949). As permitted by Instruction
E of the Form S-8 General Instructions, the contents of Registration No. 33-24274 and Registration No. 33-50949 are hereby incorporated by reference.

                             PART I


Item 1.     Plan Information.

                 Not required to be filed with this
                 Registration Statement.

Item 2.     Registrant Information and Employee Plan Annual
            Information.

                 Not required to be filed with this
                 Registration Statement.


                             PART II


       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

                 Not required to be filed with this
                 Registration Statement pursuant to General
                 Instruction E for registration statements on Form S-8.

Item 4.     Description of Securities.

                 Not required to be filed with this
                 Registration Statement pursuant to General
                 Instruction E for registration statements on Form S-8.

Item 5.     Interests of Named Experts and Counsel.

                 Not required to be filed with this
                 Registration Statement pursuant to General
                 Instruction E for registration statements on Form S-8.

Item 6.     Indemnification of Directors and Officers.

                 Not required to be filed with this
                 Registration Statement pursuant to General
                 Instruction E for registration statements on Form S-8.

Item 7.     Exemption from Registration Claimed.

                 Not applicable.

Item 8.     Exhibits.

                 A list of all Exhibits filed as part of this Registration Statement is as follows:

            Exhibit                            Description

              5                      Opinion of R. G. Horner,
                                     Jr., Vice President and
                                     General Counsel of the
                                     Company, as to the
                                     legality of the Common
                                     Stock being registered.

              23.1                   Consent of Arthur
                                     Andersen LLP relating to
                                     Kerr-McGee Corporation
                                     financial statements.

              23.2                   Consent of R. G. Horner,
                                     Jr. (Contained in Exhibit
                                     5).

              24                     Powers of Attorney


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 14th day of June 1996.


                           KERR-McGEE CORPORATION
                           (Registrant)



                           By:  /s/F. A. McPherson*
                                F. A. McPherson, Chairman of the
                                Board and Chief Executive
                                Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                       Title                  Date

/s/F. A. McPherson*        Chairman of the Board,       June 14, 1996
F. A. McPherson            and Chief Executive
                           Officer and Director


/s/ Luke R. Corbett*       President, Chief        June 14, 1996
Luke R. Corbett            Operating Officer and
                           Director


(John C. Linehan)          Senior Vice President   June 14, 1996
John C. Linehan            and Chief Fiancial Officer


/s/ J. Michael Rauh*       Vice President,         June 14, 1996
J. Michael Rauh            Controller and Chief
                           Accounting Officer


/s/ Paul M. Anderson*      Director                June 14, 1996
Paul M. Anderson


/s/ Bennett E. Bidwell*    Director                June 14, 1996
Bennett E. Bidwell


/s/ Earnest H. Clark, Jr.* Director                June 14, 1996
Earnest H. Clark, Jr.


/s/ Martin C. Jischke*     Director                June 14, 1996
Martin C. Jischke


/s/ Robert S. Kerr, Jr.*   Director                June 14, 1996
Robert S. Kerr, Jr.


/s/ William C. Morris*     Director                June 14, 1996
William C. Morris


/s/ John J. Murphy*        Director                June 14, 1996
John J. Murphy


/s/ John J. Nevin*         Director                June 14, 1996
John J. Nevin


/s/ Richard M. Rompala*    Director                June 14, 1996
Richard M. Rompala


/s/ Farah M. Walters*      Director                June 14, 1996
Farah M. Walters



*By  (John C. Linehan)                            June 14, 1996
     John C. Linehan
     as Attorney-in-Fact